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                         CONTINUATION OF EMPLOYMENT AGREEMENT



               AGREEMENT made as of this 27th day of May, 1997 by and between NORD PACIFIC LIMITED, a Bermuda corporation (the "Company"), with an address at 22 Church Street, Hamilton HM11, Bermuda and W. PIERCE CARSON ("Carson"), an individual residing at 33 Encantado, Tijeras, New Mexico.

                                W I T N E S S E T H :

               In consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

               1. EMPLOYMENT. The Company (or a subsidiary of the Company) agrees to employ, and does hereby employ Carson and Carson hereby accepts such employment, for the Term (as defined below), with the duties and compensation and upon the terms and conditions hereinafter set forth in this Agreement.

               2. TERM. The term of Carson's employment shall commence on June 1, 1997 ("Effective Date") and shall continue through and including May 31, 1999, unless earlier terminated as hereinafter provided for in this Agreement. The Term shall thereafter be automatically extended from year to year, unless termination notice is given by either party not less than ninety
(90) days prior to expiration of the then Term.

               3.   DUTIES AND OFFICES.

                    (a) Carson shall be the President and Chief Executive Officer ("CEO") of the Company during the Term and shall perform the services as set forth in the Company's bylaws and as the Company's Board of Directors ("Board") shall direct, which services shall be commensurate with Carson's status as CEO of the Company. Carson shall perform his services subject only to the direction and control of the Board and will report only to the Board.

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                    (b)  During the Term, Carson shall devote his full
working time and energies to the business and affairs of the Company, provided however that the Company acknowledges that Carson will also be CEO of Nord Resources Corporation ("NRC") and he shall be entitled to devote such time and attention as he deems necessary to NRC and its affairs. Carson agrees to use his best efforts, skills and abilities to promote the Company's interest.

                    (c) The office for the performance of his services and the head office of Hicor Corporation shall be located in Albuquerque, New Mexico, Phoenix, Arizona or Santa Barbara, California, the final determination thereof to be in the discretion of the Board of Directors.

               4. COMPENSATION. During the Term, the Company shall pay Carson an annual salary ("Salary") of $200,000 in equal semi-monthly installments, less required withholding and other applicable taxes.

               5.   EXPENSES, BENEFITS AND PERQUISITES.

                    (a) The Company will pay or reimburse Carson for all travel and other expenses reasonably incurred by Carson during the Term in connection with the performance of his duties hereunder upon presentment of written expense receipts reflecting such expenses.

                    (b) The Company will pay to Carson a living allowance for his Australian expenses of $35,000 per year, which shall be intended to fully reimburse him for all personal living expenses incurred by him while located in the Sydney, Australia area.

                    (c) The Company and Carson recognize that Carson and his spouse are entitled to retirement benefits from the Company and that he will continue to accrue benefits thereunder. The Company will fund such retirement funds on an on-going, current basis.

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                    (d)  Carson will continue to receive substantially the
same benefits as he has previously been receiving from the Company.

                    (e) Carson shall be entitled to four weeks paid vacation each calendar year, to be taken contemporaneously with his vacation from NRC.

The cost of the above may be shared by the Company with NRC and it is not intended that the cost of items hereunder be duplicative of items provided by NRC.

               6.   DISABILITY.   If Carson is unable to perform his services
by reason of illness or incapacity for a period of 180 consecutive days, the Company shall have the right to terminate this Agreement and all benefits hereunder at any time after the 180th day, provided that on the effective date of termination, Carson is still disabled. Such termination shall not effect any rights which Carson may have at the time of termination pursuant to any insurance, retirement, pension, stock or option award or other benefit plan or arrangement with the Company. During the period of disability prior to termination, the Company shall pay Carson the Salary provided for in this Agreement and shall comply with all other terms and conditions of this Agreement.

               7. DEATH OF CARSON. In the event that Carson should die during the Term, this Agreement and all benefits hereunder shall terminate. Such termination shall not affect any rights which Carson, his spouse or estate may have at the time of his death pursuant to any insurance or other death benefit, retirement, pension, stock or option award or any other benefit plan or arrangement with the Company.

               8. DISCHARGE FOR CAUSE. The Board of Directors of the Company may discharge Carson For Cause at any time. Such discharge shall be effected by written notice to Carson which shall specify the reasons for Carson's discharge and the effective date thereof. As used herein, the term "For Cause" shall mean only chronic alcoholism, drug addiction, criminal dishonesty or willful violation of direct written instructions from the Board of Directors of the Company relating to a material matter which directions are consistent with all applicable laws, rules

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and regulations and orders to which Carson or the Company are subject and the provisions of this Agreement unless cured within ten (10) days after notice. Upon termination pursuant to this Section 8, this Agreement and all benefits hereunder shall terminate, except that such termination shall not effect any right that Carson may have at the time of termination pursuant to any insurance or other death benefit, retirement, pension, stock or option award or any other benefit plan or arrangement with the Company.

               9. INDEMNIFICATION. The Company shall indemnify Carson to the fullest extent permitted by law and the certificate of incorporation and bylaws of the Company from and against any loss, claim, liability and/or expense incurred for, or by reason of, or arising out of, acts of Carson as an officer and/or director of the Company or any subsidiary.

               10. ADDITIONAL COMPENSATION. In recognition of the value of Carson's services to the Company and as a further inducement for Carson to enter into this Agreement, the Company has agreed:

                    (a) contemporaneously herewith, to issue to Carson non-plan, non-qualified options ("1997 Options") to purchase 100,000 shares of the Company's common stock at (THE AVERAGE OF THE BID AND ASKED PRICE ON THE DATE PRECEDING THE DATE OF SIGNING) per share, which options shall expire on May 31, 2002. 50,000 of the 1997 Options shall be exercisable commencing on June 1, 1998 and the other 50,000 shall be exercisable commencing June 1, 1999.

                    (b) On June 1, 1998 the Company will issue non-plan, non-qualified options ("1998 Options"; 1997 Options and 1998 Options being hereinafter referred to collectively as "Carson Options") to purchase an additional 100,000 shares of the Company, at the "Market Price" as of the date of issuance of the 1998 Options, which 1998 Options will expire on May 31, 2003. 50,000 of the 1998 Options will be exercisable commencing June 1, 1999 and the other 50,000 of the 1998 Options will be exercisable commencing June 1, 2000. For purposes hereof, Market Price shall mean the average of the closing bid and asked price of the Company's

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shares on the NASDAQ National Market (or such other market on which the
Company's shares are then listed) on the date of such issuance.

               11.  NONCOMPETITION AND CONFIDENTIALITY AGREEMENT.

                    (a) During the Term and for a period of one year after such expiration, Carson will not, without the prior written consent of the Company, directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as a stockholder, partner, joint venturer or otherwise with, or accept employment of any kind with, any business which, or any business or organization any part of which, competes with the businesses of the Company or any of its subsidiaries or affiliates as such businesses are now conducted or may be conducted at any time during the Term, in any geographical area in which such businesses are conducted during the term of this Agreement, provided, however, that nothing contained herein will prohibit or restrict Carson from fully performing his duties as CEO of NRC or owning shares or being a director of NRC. Notwithstanding the terms hereof, if this Agreement is terminated prior to the expiration of its then current term by the Company other than For Cause, the provisions of this Section 11 shall not be applicable to any period after such termination.

                    (b) (i) Carson acknowledges that during his employment with the Company or any of its subsidiaries, he may have access to secret and confidential information, including but not limited to some or all of the following:

                              (A) product and business plans, budgets, sales forecasts, design plans, research and engineering data, inventions, methods, systems and processes,


                              (B) exploration activities, including, but not limited to, prospects, joint ventures, mining and acquisition opportunities and similar matters,


                              (C)  customers, and


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                              (D)  trade secrets


(all such information is hereinafter referred to as "Confidential Information").


                              (ii)  Carson agrees that (except as authorized
in writing by the Company or required pursuant to legal or administrative process) he will not reveal, divulge or make known to any person, firm or corporation any Confidential Information.

                              (iii) Carson agrees that at any time during
the Term upon the request of the Board of Directors and upon the termination of this Agreement, Carson will deliver all Confidential Information together with copies thereof in his possession to the Company. In addition, if after the Term he shall discover any Confidential Information in his possession, he shall forthwith deliver the same together with all copies thereof to the Company.

                    (c) In the event of the breach or threatened breach of the terms and conditions of this Section 11 by Carson, the Company shall be entitled to a temporary or preliminary restraining order and an injunction or other equitable relief restraining and enjoining Carson from violating this
Section 11. In addition to the equitable relief provided above, the Company shall have the right to pursue all other remedies available at law to the Company for such breach or threatened breach, including recovery of damages from Carson.

                    (d)  In the event that any of the provisions of this
Section 11 shall be deemed unenforceable, invalid, or overbroad, in whole or in part for any reason, then any court of competent jurisdiction is hereby authorized, requested and instructed to reform such provision or provisions to provide for the maximum confidentiality restraints upon the activities of Carson, which may then be legal and valid.

               12. DISPUTE RESOLUTION. Any controversy or claim arising out of or relating to this Agreement and the obligations and responsibilities of the parties hereto or the breach or alleged breach by any of the parties of their respective obligations hereunder shall be settled by arbitration in the City of New York, New York

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by one arbitrator in accordance with the then governing Rules of the American
Arbitration Association. The written decision of the arbitrator shall be final and binding upon the Company and Carson. Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction. Notwithstanding the above, either party shall be entitled to seek and obtain injunctive or similar relief from a court of competent jurisdiction where appropriate pending arbitration. Both parties hereby submit to the exclusive jurisdiction of the courts of the State of New York or Federal courts situated in New York County, New York for such purpose and for purposes of
enforcing any arbitration award.   All legal fees and expenses reasonably
incurred by Carson in good faith as a result of any claim or arbitration arising from this Agreement shall be paid by the Company.

               13.  MISCELLANEOUS.

                    (a) Carson's Change of Control Agreement with the Company dated April 2, 1992 shall remain in full force and effect.

                    (b) This Agreement contains the entire understanding between the parties hereto concerning the subject matter hereof. This Agreement may only be amended by an instrument in writing executed by the parties hereto.




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                    (c)  This Agreement shall be construed and enforced in
accordance with the laws of the State of New York.

                    (d) This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of the successor or successors of the Company, whether by merger, consolidation or otherwise.

                    (e) Any notice to be given pursuant to the terms of this Agreement shall be in writing and delivered by hand or sent by registered or certified mail to such party at such party's address set forth above or to such other address or to the attention of such other person as either party has specified by prior written notice to the other party.

                    (f) The Company's waiver of a breach of any provision of this Agreement by Carson shall not operate or be construed as a waiver of any subsequent breach of this Agreement by Carson. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.


                    (g) Carson acknowledges that his services are unique and personal. Accordingly, Carson shall not assign his rights or delegate his duties or obligations under this Agreement.


                    (h) Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

                    (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and Carson has executed this Agreement all as of the date first above set forth.

                                        NORD PACIFIC LIMITED



                                        By:
                                            ---------------------------------



                                            ---------------------------------
                                            W. PIERCE CARSON



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